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                              EMPLOYMENT AGREEMENT
                              --------------------


     AGREEMENT dated as of April 8, 1997 between SAGA COMMUNICATIONS, INC. (the "Corporation") of 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236 and EDWARD K. CHRISTIAN (hereinafter referred to as "Christian") of 21 Newberry Place, Grosse Pointe Farms, Michigan 48236.

     WHEREAS, the Corporation wishes to continue to employ Christian as Chairman, President and Chief Executive Officer of the Corporation on the terms and conditions herein set forth; and

     WHEREAS, Christian wishes to be employed by the Corporation in those capacities pursuant to such terms and conditions;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Employment Agreement dated as of April 6, 1992 between the Corporation and Christian is hereby amended and restated to read in its entirety as follows:

     1. The Corporation hereby agrees to employ Christian, effective as of the date hereof, as Chairman, President and Chief Executive Officer of the Corporation and in such additional capacities for the Corporation and/or its affiliates as the Corporation may from time to time direct. The term (hereinafter referred to as "the Term") of Christian's employment under this Agreement shall commence on the date hereof and, except as it may be earlier terminated pursuant to the provisions hereof, shall terminate March 31, 2002.

     2. Christian hereby accepts such employment and agrees to devote such of his working time and effort as shall be necessary to perform his duties.

     3. During the Term of this Agreement, Christian shall be based in the Corporation's corporate offices in the Grosse Pointe Farms, Michigan area.

     4. The Corporation shall pay to Christian for all services rendered by him under this Agreement an annual salary at the rate of $350,012 per year, payable in installments of two (2) week intervals.

     In addition, Christian shall be eligible to participate, in accordance with their terms, in all medical and health plans, life insurance, profit sharing, pension and such other employment benefits and stock option programs as are maintained by the Corporation or its affiliates for other key employees performing services; provided that the Corporation and its affiliates shall at all times be free to terminate, modify or amend such plans. During the Term the Corporation will maintain in force all existing policies of insurance on Christian's life, including the existing split dollar policy and the policy (the "Note Policy") pledged to secure Christian's $690,700 promissory note to the Corporation dated December 10, 1992, as amended (the "Note"). During the Term the Corporation will also maintain in force its existing medical reimbursement policy.



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     5.   In addition to the salary specified in paragraph 4, Christian shall be entitled to a cost of living increase in his salary effective on the first day of January in each year, based on the percentage increase in the Consumer Price Index for all Cities published by the Bureau of Labor Statistics of the United States Department of Labor (or such other comparable standard as may then be in effect) during the previous calendar year.

     6. In addition to the salary specified in paragraph 4 and the cost of living adjustment specified in paragraph 5, Christian shall be eligible for bonuses and/or stock options in such amounts as shall be approved by the Board of Directors of the Corporation from time to time, it being agreed that Christian's aggregate compensation in any year under paragraphs 4, 5 and 6 hereof shall not be less than his average aggregate annual compensation for 1994, 1995 and 1996 unless Christian's or the Corporation's performance shall have declined substantially.

     7. The Corporation shall cause Christian to be reimbursed for all reasonable expenses incurred by him in the performance of his duties hereunder in each case in accordance with the Corporation's rules and regulations as in effect from time to time.

     8. During his employment hereunder, the Corporation agrees that Christian shall be furnished with an automobile, either leased or traded out, to be used in connection with his duties hereunder and such other fringe benefits as have been afforded him in the past or as are consistent with his position.

     9. Christian shall be entitled to a reasonable amount of paid vacation time in each calendar year, consistent with the provisions of paragraph 2.

     10. If Christian, during the Term of this Agreement, shall fail to render substantially the services required of him hereunder for a continuous period of six (6) months or an aggregate period of nine (9) months during any eighteen
(18) consecutive months (excluding vacations) by reason of his physical or mental disability, as determined by a physician acceptable to the Corporation and Christian, either party shall have the right to terminate this Agreement effective upon ten (10) days' notice at any time after the six (6) month or nine
(9) month period, as the case may be, so long as the disability is continuing.

     11. The Corporation may, by the vote of a majority of disinterested directors of the Corporation, terminate Christian's employment under this Agreement at any time "for cause", which term, as used herein, shall mean, conviction of a felony; willful misconduct; gross neglect of duty; material breach of fiduciary duty to the Corporation; or material breach of this Agreement. Christian may be terminated for cause only after not less than ten
(10) days' notice to Christian and an opportunity for Christian to be heard and to address the charges levied.

     12. Christian's employment under this Agreement shall automatically terminate upon his death or upon the consummation of a sale or transfer of control of all or substantially all of the assets or stock of the Corporation or its subsidiaries or the consummation of a merger or consolidation involving the Corporation in which the Corporation is not the surviving corporation. Notwithstanding the foregoing, any of the above described transactions which does not involve an assignment or transfer of control of licenses or permits issued by the Federal



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Communications Commission (excluding for this purpose any so-called pro forma transfer of control) shall not cause Christian's employment to terminate.

     13. In recognition of Christian's service to the Corporation for over ten years, if Christian remains an employee of the Corporation until the earlier to occur of (a) March 31, 2002, or (b) a termination of employment under Section 10 or 12, the Corporation will thereupon pay Christian or his estate, as applicable, an amount in cash equal to (i) the unpaid balance of the Note (including unpaid interest thereon) as of the date hereof increased at a rate per annum equal to the interest rate under the Note, from the date hereof through the date of payment, which amounts may, at the election of the Corporation, be offset against any amounts owed to the Corporation by Christian under the Note, less (ii) in the event such termination arises by reason of Christian's death, the undisputed amount of any life insurance proceeds payable to Christian under the Note Policy. In addition, the Corporation shall pay Christian or his estate such amount as is necessary to enable Christian or his estate to pay all federal and state income tax liabilities (including, without limitation, liabilities under Internal Revenue Code Sections 280G and 4999) arising by reason of the foregoing payments and by reason of payments received pursuant to this sentence, it being the intent of the parties that Christian or his estate be made whole with respect to the economic effect of all federal and state income taxes arising under this paragraph 13.

     14. Upon termination of Christian's employment under paragraph 12 (other than by reason of death), the Corporation will thereupon pay Christian an amount in cash equal to five times the average of Christian's total annual compensation (including bonuses but excluding stock options and amounts payable under paragraph 13 above) for each of the three immediately preceding (and not overlapping) periods of twelve consecutive months. In addition, the Corporation shall pay Christian such amount as is necessary to enable Christian to pay all tax liabilities under Internal Revenue Code Sections 280G and 4999 and all federal and state tax liabilities arising by reason of payments received pursuant to this sentence, it being the intent of the parties that Christian be made whole with respect to the economic effect of Internal Revenue Code Sections 280G and 4999 in connection with his employment.

     15. Christian agrees that he will not, during the term of this Agreement, or thereafter, divulge or disclose to unauthorized parties any confidential matters or facts relating to the operation of the Corporation or its subsidiaries which may become known to him by reason of his performance of duties under this Agreement.

     16. All material and ideas pertaining to the business of the Corporation or any of its subsidiaries that are acquired, obtained, created or developed during the term of this Agreement shall belong solely to the Corporation.

     17. At any time during the Term of this Agreement should Christian voluntarily terminate his employment with the Corporation, or in the event this Agreement is terminated "for cause" by the Corporation pursuant to the provisions of Section 10 hereof, Christian agrees that for a period of three (3) years thereafter he shall not, without written permission from the Corporation, directly or indirectly own, manage, operate, joint, control, be employed by or participate in the ownership, management, operation, control of or be connected in any way with, any radio station


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the primary transmitter of which is located within 65 miles of the community of license of a radio station (i) then operated by the Corporation or any subsidiary thereof or (ii) then subject to a sale or purchase contract to which the Corporation or any subsidiary or parent thereof is a party.

     18. Any notice hereunder shall be effective if given or tendered by registered or certified mail, return receipt requested:

     if to Saga Communications, Inc., addressed

         73 Kercheval Avenue
         Grosse Pointe Farms, MI  48236

     if to Christian, addressed

         21 Newberry Place
         Grosse Pointe Farms, MI  48236

or at such other address as may be set forth in a notice hereunder.

     19. This Agreement may not be modified or terminated orally and shall not be assigned by either party without the prior written consent of the other. Any attempted assignment without such consent shall be void. This Agreement contains the entire understanding of the parties with respect to its subject matter, and on entering into it neither party has relied upon any representation, warranty or covenant not expressly set forth herein.

     20. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth.




                                          SAGA COMMUNICATIONS, INC.


                                          By /s/ Edward K. Christian
                                             ---------------------------------

                                          /s/ Edward K. Christian
                                          ------------------------------------
                                          Edward K. Christian





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